Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

EMCORE Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, no par value per share	457(a)	1,810,528(2)	$1.18	$2,136,424	0.00014760	$315.34
	Total Offering Amounts					$2,136,424		$315.34
	Total Fee Offsets							—
	Net Fee Due							$315.34

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the registrant’s common stock, as reported on the Nasdaq Global Market on July 26, 2024.

(2)	Represents the number of shares of the registrant’s common stock that may be issued upon the exercise of warrant to purchase the registrant’s common stock.